As filed with the Securities and Exchange Commission on June 30, 1999
                           Registration No. 333-79781

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PROVIDENT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                        62-1598430
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                                No.)

           1 FOUNTAIN SQUARE                                   37402
        CHATTANOOGA, TENNESSEE                               (Zip Code)
(Address of principal executive offices)


           UNUMPROVIDENT CORPORATION 1987 EXECUTIVE STOCK OPTION PLAN UNUMPROVIDENT CORPORATION 1990 LONG-TERM STOCK INCENTIVE PLAN UNUMPROVIDENT CORPORATION 1996 LONG-TERM STOCK INCENTIVE PLAN
             UNUMPROVIDENT CORPORATION 1998 GOALS STOCK OPTION PLAN

                              (Full title of plans)

                                  SUSAN N. ROTH
                                1 FOUNTAIN SQUARE
                          CHATTANOOGA, TENNESSEE 37402
                                 (423) 755-1011
                          (Name, address and telephone
                          number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                   PROPOSED              PROPOSED
                                                   MAXIMUM               MAXIMUM                AMOUNT OF
  TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE            REGISTRATION
   TO BE REGISTERED        REGISTERED(1)(2)       SHARE(3)            OFFERING PRICE(3)        FEE(2)(3)
   ----------------        ----------------       --------            -----------------        ---------

   Common Stock, par       10,715,888 shares       $40.81               $437,315,389.28        $2,366.87
 value $.10 per share

     (1) This post-effective Amendment No. 1 on Form S-8 to Form S-4 covers shares of Provident Companies, Inc. common stock, par value $.10 per share, originally registered on the Registration Statement on Form S-4 to which this amendment relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this amendment also registers such indeterminate number of additional shares as may be issuable under the plans in connection with share splits, share dividends or similar transactions.

     (2) A total of 10,507,265 shares of the Registrant's Common Stock, par value $.10 per share, were registered pursuant to the Registration Statement on Form S-4 to which this amendment relates, but are not expected to be issued in the merger of UNUM Corporation with and into the Registrant, and are therefore being carried forward to this Registration Statement. Accordingly, a net registration fee of $2,366.87 (calculated in reference to the additional 208,623 shares being registered hereby) is payable herewith.

     (3) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on $40.81, the average of the daily high and low sale prices of Registrant's common stock reported on the New York Stock Exchange on June 29, 1999.



                             INTRODUCTORY STATEMENT

      Provident Companies, Inc. ("Provident" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-79781) (the "Form S-4" ) by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Post-Effective Amendment" or the "Registration Statement") relating to the sale of up to 10,715,888 shares of common stock, par value $.10 per share, of the Registrant ("Registrant Common Stock") issuable in connection with options, shares or rights to acquire shares, granted under the following plans of UNUM Corporation, a Delaware corporation ("UNUM"), that Provident will assume in the Merger (as defined below): the UNUMProvident Corporation 1987 Executive Stock Option Plan, the UNUMProvident Corporation 1990 Long-Term Stock Incentive Plan, the UNUMProvident Corporation 1996 Long-Term Stock Incentive Plan and the UNUMProvident Corporation 1998 Goals Stock Option Plan (collectively, the "Plans").

      Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 22, 1998, as amended as of May 25, 1999, Provident and UNUM intend to consummate a merger (the "Merger") whereby UNUM will be merged with and into Provident, with Provident as the surviving corporation in the Merger. In the Merger, the par value of Provident's common stock will be changed from $1.00 per share to $.01 per share. Further, in the Merger, each share of UNUM common stock (other than shares owned by Provident or UNUM or their subsidiaries), par value $.10 per share ("UNUM Common Stock"), will be converted into the right to receive one share of Registrant Common Stock. In addition, each outstanding option granted pursuant to the Plans will no longer be settled in shares of UNUM Common Stock, but instead will be settled on the same terms and conditions as were applicable immediately prior to consummation of the Merger in shares of Registrant Common Stock. Each outstanding option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Merger.

      The Post-Effective Amendment relates to the offer and sale after the Merger of Registrant Common Stock pursuant to the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)    Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year referred to in (a) above; and

     (c) the description of Provident's common stock, par value $1.00 per share, contained in its Registration Statement on Form 8-A, filed on July 24, 1992, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents to the extent not superseded by documents or reports subsequently filed or made.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable; the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by F. Dean Copeland, Executive Vice President and General Counsel for the Registrant. As of June 30, 1999, Mr. Copeland owns shares of common stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Provident certificate of incorporation provides that Provident will indemnify any person who was or is a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of Provident) by reason of the fact that such person is or was a director or officer of Provident or, being at the time a director or officer of Provident, is or was serving at the request of Provident as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether in an official capacity or any other capacity related to Provident, or such other enterprise, to the fullest extent not prohibited by
Section 145 of the Delaware General Corporation Law against all expenses, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. Notwithstanding the foregoing, except as may be provided in the Provident bylaws or by the Provident board of directors, Provident shall not indemnify any such person in connection with a proceeding (or portion thereof) initiated by such person (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by such person in any proceeding) unless such proceeding (or portion thereof) was authorized by the Provident board of directors.

      The Provident certificate of incorporation further states that the indemnification provided therein will not be deemed exclusive of any other right which any person may have or may thereafter acquire, and will continue as to a person who has ceased to be a director or officer of Provident, or a director, officer, employee or agent of such other enterprise and will inure to the benefit of the heirs, executives and administrators of such a person.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

      The Provident certificate of incorporation provides that no director of Provident will be personally liable to Provident or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Provident or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which a director derived an improper benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4.1 Amended and Restated Certificate of Incorporation of Provident, as amended on February 10, 1997 (incorporated herein by reference to Exhibit 3.1 to Provident's Form 10-K for the fiscal year ended December 31, 1995 (file No. 1-11834), dated April 1, 1996) as amended by Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to Provident's Form 10-K for the fiscal year ended December 31, 1996 (file No. 1-11834).

          4.2 By-Laws of Provident, as amended on October 28, 1998 (incorporated herein by reference to Exhibit 3.2 to Provident's Form 10-Q for the quarter ended September 30, 1998 (file No. 1-11834), dated November 12, 1998).

          5 Opinion and Consent of Counsel Regarding the legality of the shares of Common Stock.

          15   Letter re Unaudited Interim Financial Information.

          23.1 Consent of Independent Auditors.

          23.2 Consent of Counsel (included in Exhibit 5 above).

          24   Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 30th day of June, 1999.


                                        PROVIDENT COMPANIES, INC.

                                        By: /s/ J. Harold Chandler
                                            -----------------------------------
                                            J. Harold Chandler
                                            Chairman of the Board, President
                                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Principal Executive Officer and Director:      By:  /s/ J. Harold Chandler
                                                    ---------------------------
                                                    J. Harold Chandler
                                                    Chairman of the Board, President
                                                    and Chief Executive Officer                 June 30, 1999


Principal Financial Officer and Director:      By:  /s/ Thomas R. Watjen
                                                    ---------------------------
                                                    Thomas R. Watjen
                                                    Executive Vice President
                                                    and Chief Financial Officer                 June 30, 1999


Principal Accounting Officer:                  By:  /s/ Ralph A. Rogers, Jr.
                                                    ------------------------
                                                    Ralph A. Rogers, Jr.
                                                    Senior Vice President and Treasurer         June 30, 1999

DIRECTORS:                                     By:  /s/ Susan N. Roth
                                                    ---------------------------
                                                    Susan N. Roth, as
                                                    attorney-in-fact for the
                                                    Directors


William L. Armstrong *
Hugh O. Maclellan, Jr.*
A.S. MacMillan *
C. William Pollard *
Steven S  Reinemund *
Burton E. Sorensen*



-------------------------------
* By power-of-attorney

                                               June 30, 1999

                                  EXHIBIT INDEX



EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------

4.1 Amended and Restated Certificate of Incorporation of Provident, as amended on February 10, 1997 (incorporated herein by reference to Exhibit 3.1 to Provident's Form 10-K for the fiscal year ended December 31, 1995 (file No. 1-11834), dated April 1, 1996) as amended by Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to Provident's Form 10-K for the fiscal year ended December 31, 1996 (file No. 1-11834).

4.2 By-Laws of Provident, as amended on October 28, 1998 (incorporated herein by reference to Exhibit 3.2 to Provident's Form 10-Q for the quarter ended September 30, 1998 (file No. 1-11834), dated November 12, 1998).

5 Opinion and Consent of Counsel Regarding the legality of the Shares of Common Stock.

15         Letter re Unaudited Interim Financial Information.

23.1       Consent of Independent Auditors.

23.2       Consent of Counsel (included in Exhibit 5 above).

24         Powers of Attorney.